Exhibit 99.1 News Release Charles H. Noski Elected to Wells Fargo Board of Directors SAN FRANCISCO – May 29, 2019 – Wells Fargo & Company (NYSE: WFC) today announced that Charles H. Noski has been elected to the Company’s board of directors, effective June 1, 2019. Noski will serve on the board’s Audit and Examination Committee. During his business career, Noski has served in numerous senior leadership roles, including as vice chairman of Bank of America Corporation, where he also served as executive vice president and chief financial officer; chief financial officer and a director of Northrop Grumman Corporation; chief financial officer and vice chairman of AT&T Corporation; and president, chief operating officer, chief financial officer and a director of Hughes Electronics Corporation, which was a publicly traded subsidiary of General Motors Corporation. Noski began his career with Deloitte & Touche, where he worked for 17 years, including seven years as an audit partner. “Chuck brings strong experience at large financial institutions, including as a director at Morgan Stanley and as CFO and vice chairman at Bank of America. He is a recognized expert in finance and accounting who also has demonstrated valuable leadership in operations, strategy and business transformation,” said Betsy Duke, Wells Fargo’s board chair. “He is a key addition to our board, and we welcome him to Wells Fargo.” Allen Parker, Wells Fargo interim CEO and president, said, “Chuck brings an exceptionally broad and deep background to our board, not only as a seasoned business leader, but also as a director of major public companies across multiple industries including companies serving customers in the digital economy. His perspective will make an important contribution to the board’s oversight of Wells Fargo, and I look forward to working with him and our other directors as we continue to transform Wells Fargo.” Noski currently serves as a director and chairman of the audit committees of Booking Holdings Inc. and Microsoft Corporation. Charles H. Noski biography Noski served as vice chairman of Bank of America Corporation from June 2011 until he retired in September 2012, and as chief financial officer of Bank of America from May 2010 until June 2011. From December 2003 to March 2005, he was chief financial officer of Northrop Grumman Corporation, and was a director from 2002 to 2005. From December 1999 to July 2002, he served as senior executive vice president and chief financial officer of AT&T Corporation and was elected vice chairman of AT&T’s board of directors in February 2002. He retired from AT&T upon the completion of its restructuring in November 2002. Prior to joining AT&T, Noski was president, chief operating officer and a member of the board of directors of Hughes Electronics Corporation. From 1992 to 1996, he was corporate senior vice president and chief financial officer of Hughes and was elected vice chairman in 1996. Noski was a partner with Deloitte & Touche prior to joining Hughes as corporate vice president and controller in 1990. © 2019 Wells Fargo Bank N.A. All rights reserved. For Public Use.

Noski is a director and chairman of the audit committees of Booking Holdings Inc. and Microsoft Corporation, and for various periods from 2000 to 2018 Noski was a director of Air Products & Chemicals, Inc., Automatic Data Processing, Inc., Avon Products, Inc., Avery Dennison Corporation, Morgan Stanley, and the National Association of Corporate Directors. As a board member, he has served on or chaired executive, audit, CEO search, compensation and management development, finance, and nominating and corporate governance committees. Noski is chairman of the Board of Trustees of the Financial Accounting Foundation, a past member of the Standing Advisory Group of the Public Company Accounting Oversight Board, and a member of the American Institute of Certified Public Accountants, Financial Executives International, and the Audit Committee Leadership Network- North America. He was appointed to the newly created Ernst & Young Independent Audit Quality Committee in 2019. In 2006, Noski was inducted into the inaugural class of the Financial Executives International Hall of Fame. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,700 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 32 countries and territories to support customers who conduct business in the global economy. With approximately 262,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2018 rankings of America’s largest corporations. Contact: Media Peter Gilchrist, 704-715-3213 peter.gilchrist@wellsfargo.com or Investor Relations John Campbell, 415-396-0523 john.m.campbell@wellsfargo.com © 2019 Wells Fargo Bank N.A. All rights reserved. For Public Use.